Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

o CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
305(b) (2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

800 Nicollet Mall Minneapolis, Minnesota 55402	31-0841368
(Address of principal executive offices)	(I.R.S. Employer Identification No.)

Felicia H. Powell

U.S. Bank National Association

1349 West Peachtree St. NW, Suite 1050

Atlanta, GA 30309

(404) 898-8828

(Name, address and telephone number of agent for service)

Murphy Oil Corporation

(Exact name of obligor as specified in its charter)

Delaware	71-0361522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Peach Street

P.O. Box 7000

El Dorado, AR 71731

(Address of Principal Executive Office)

Debt Securities

(Title of the indenture securities)

Item 1.     General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     List of Exhibits.

Exhibit 1.	Articles of Association of the Trustee (incorporated by reference to Exhibit 1 to Form T-1, Exhibit 25.1 to Amendment No. 2 to registration statement S-4, Registration Number 333-128217 filed on November 15, 2005).

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

Exhibit 4.	Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, Exhibit 25.1 to registration statement S-4, Registration Number 333-166527 filed on May 5, 2010).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, Georgia on the 3rd day of October, 2012.

By:	/s/ Felicia H. Powell
Felicia H. Powell
Assistant Vice President

Exhibit 2 to Form T-1

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

John Walsh

Acting Comptroller of the Currency

Exhibit 3 to Form T-1

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6 to Form T-1

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 3, 2012

By:	/s/ Felicia H. Powell
Felicia H. Powell
Assistant Vice President

Exhibit 7 to Form T-1

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2012

($000’s)

6/30/2012
Assets
Cash and Balances Due From Depository Institutions	$15,399,893
Securities	72,720,824
Federal Funds	75,584
Loans & Lease Financing Receivables	211,830,660
Fixed Assets	5,286,747
Intangible Assets	12,383,063
Other Assets	25,125,941

Total Assets	$342,822,712

Liabilities
Deposits	$245,043,009
Fed Funds	6,587,299
Treasury Demand Notes	0
Trading Liabilities	937,898
Other Borrowed Money	35,563,317
Acceptances	0
Subordinated Notes and Debentures	5,829,815
Other Liabilities	11,359,611

Total Liabilities	$305,320,949

Equity
Minority Interest in Subsidiaries	$2,015,054
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	21,335,186

Total Equity Capital	$37,501,763

Total Liabilities and Equity Capital	$342,822,712

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